Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-21087, 33-21088, 33-51235, 33-53463, 33-64273, 33-64665, 333-91769, 333-30526, 333-31762, 333-53246, 333-56696, 333-72206, 333-65796, 333-101519 and 333-109296) of Merck & Co., Inc. of our report dated June 16, 2006 relating to the financial statements of Merck Puerto Rico Employee Savings and Security Plan as of December 31, 2005 and 2004 and for the year ended December 31, 2005, which appears in this Form 11-K.
/s/PricewaterhouseCoopers LLP
San Juan, Puerto Rico
June 21, 2006

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